Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2015, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd.
7575 Corporation
Camco Statutory Trust 1 (Connecticut)
Community Bank Audit Services, Inc. (Michigan)
Community Bank Insurance Agency, Inc. (Michigan)
Creditron Canada, Inc. (Ontario, Canada) **
Creditron Corporation (Illinois) **
Creditron, Inc.
Forty-One Corporation
Fourteen Corporation
Franklin Mortgage Asset Trust 2009-A (Delaware)
Haberer Registered Investment Advisor, Inc.
HBI Payments Holdings, Inc.
HBI Specialty Insurance, Inc.
HBI Title Services, Inc.
HCFFL, LLC (Nevada)
Henry Acquisitions, Inc.
HLFB, Inc. (Nevada)
HMC Reinsurance Company (Vermont)
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPAL II, LLC (Nevada)
HPCDS, Inc. (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
HREIC Holdings, LLC
Huntington Auto Trust 2011-1 (Delaware)
Huntington Auto Trust 2012-1 (Delaware)
Huntington Auto Trust 2012-2 (Delaware)
Huntington Auto Trust 2015-1 (Delaware)
Huntington Bancshares Financial Corporation
Huntington Bancshares Florida, Inc.
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing OREO, Inc. (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Capital IV (Delaware)
Huntington Capital V (Delaware)
Huntington Capital VI (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)

Huntington Equity Investments, LLC
Huntington Finance LLC
Huntington Funding, LLC (Delaware)
Huntington Insurance, Inc.
Huntington LT (Delaware)
Huntington Merchant Services, L.L.C. (Delaware) **
Huntington Mezzanine Opportunities Inc.
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington New Markets, CDE, LLC
Huntington Preferred Capital Holdings, Inc. (Indiana)
Huntington Preferred Capital II, Inc.
Huntington Preferred Capital, Inc.
Huntington Public Capital Corporation (Nevada)
Huntington Residential Mortgage Securities, Inc.
Huntington Trade Services, Asia, Limited (Hong Kong) *
Huntington Trade Services, Inc.
Huntington Technology Finance, Inc. (Delaware)
Huntington Technology Funding, LLC (Delaware)
Huntington West, Inc. (Delaware)
Inner City Partnerships, LLC **
Metropolitan Savings Service Corporation
Mezzanine Opportunities LLC **
Mezzanine Opportunities II LLC **
Netvantage, Inc. (Maryland)
Prospect Trust I (Delaware)
Rate Risk Management Advisors, LLC
Sky Capital LLC (Delaware)
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
STB Auto Exchange, LLC
The Derlam Company
The Huntington Capital Investment Company
The Huntington Capital Investment Company II
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Kentucky, LLC (Kentucky)
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington Real Estate Investment Company
The Huntington Real Estate Investment Company II
Thirty-Seven Corporation
Tower Hill Securities, Inc. (Nevada)
Unizan Capital, LLC (Delaware)
WMC Acquisition LLC (Indiana)

*    - Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**    - Less than 100% owned.
***    - Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.